SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2010
Northwest Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-34582	27-0950358

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Liberty Street Warren, Pennsylvania	16365

(Address of principal executive office)	(Zip code)
Registrant’s telephone number, including area code: (814) 726-2140

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2010, the Company amended the employment agreements with named executive officers William W. Harvey, Jr., Executive Vice President and Chief Financial Officer; Gregory C. LaRocca, Executive Vice President and Corporate Secretary; Timothy A. Huber, Executive Vice President and Chief Lending Officer; and Steven G. Fisher, Executive Vice President. The amendments provide the named executive officers with life insurance and health benefits for 36 months following involuntary termination or termination for “Good Reason” (as defined in the employment agreements). The Company also entered into 14 Change in Control agreements with the Company’s Senior Vice Presidents, Region Presidents and Subsidiary Presidents. The agreements with the named executive officers and the form of Change in Control agreement are filed as exhibits to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description
10.1	Employment agreement with William W. Harvey, Jr., dated July 1, 2010.

10.2	Employment agreement with Gregory C. LaRocca, dated July 1, 2010.

10.3	Employment agreement with Timothy A. Huber, dated July 1, 2010.

10.4	Employment agreement with Steven G. Fisher, dated July 1, 2010.

99.1	Form of Change in Control Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.
DATE: July 6, 2010	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer